Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearPoint Neuro, Inc.
Solana Beach, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ClearPoint Neuro, Inc. of our report dated March 12, 2024, appearing in the Annual Report on Form 10-K of ClearPoint Neuro, Inc. as of and for the year ended December 31, 2023, filed March 12, 2024 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Tampa, Florida
May 16, 2024